UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2018

KBS STRATEGIC OPPORTUNITY REIT, INC.
(Exact Name of Registrant as Specified in Its Charter)
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Maryland	000-54382	26-3842535
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 Newport Center Drive, Suite 700
Newport Beach, California 92660
(Address of principal executive offices)

Registrant's telephone number, including area code: (949) 417-6500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
On May 10, 2016, KBS Strategic Opportunity REIT, Inc. (the “Company”), through an indirect wholly owned subsidiary (the “Owner”), purchased a portfolio of 21 office/flex/industrial buildings containing a total of 778,472 rentable square feet located on approximately 41 acres of land in Redmond, Washington (the “Westpark Portfolio”). On September 23, 2018, the Owner entered into a Purchase and Sale Agreement and Escrow Instructions (the “Agreement”) for the sale of the Westpark Portfolio to Keppel-KBS Westpark, LLC, a wholly owned subsidiary of Keppel-KBS US REIT (the “SREIT”), subject to certain closing conditions. Pursuant to the Agreement, the contractual purchase price of the Westpark Portfolio is $169.4 million. As of June 30, 2018, the property had a carrying value of $128.3 million, which was net of $10.9 million of accumulated depreciation and amortization, and was subject to a mortgage loan in the amount of $85.2 million.
The sale of the Westpark Portfolio is scheduled to close on or before December 31, 2018. However, closing of the sale is contingent upon, among other things, the SREIT receiving shareholder approval and sufficient funds necessary to fund the acquisition of the Westpark Portfolio through (i) a public offering on the Singapore Stock Exchange and (ii) any financing obtained in connection with the acquisition of the Westpark Portfolio. There can be no assurance that the Company will complete the sale of the Westpark Portfolio on or before December 31, 2018, or at all.
The SREIT is externally managed by a joint venture (the “Manager”) between (i) an entity in which Keith D. Hall, the Company’s Chief Executive Officer and a director, and Peter McMillan III, the Company’s President and Chairman of the board of directors, have an indirect ownership interest and (ii) Keppel Capital Holding Pte. Ltd., which is not affiliated with the Company. The SREIT pays certain purchase and sale commissions and asset management fees to the Manager in exchange for the provision of certain management services.
As of September 23, 2018, the Company owned 43,999,500 common units of the SREIT, representing a 6.97% ownership interest. A portion of the purchase price shall be paid to the Company by the SREIT in the form of additional common units, in lieu of cash, in an amount sufficient to cause the Company to maintain a 6.97% ownership interest.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBS STRATEGIC OPPORTUNITY REIT, INC.

Dated: September 24, 2018	BY:	/s/ Jeffrey K. Waldvogel
Jeffrey K. Waldvogel
Chief Financial Officer, Treasurer and Secretary